SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : December 20, 2010

Commission File No. 333-136643

GREEN PLANET BIOENGINEERING CO., LTD.
(Exact name of registrant as specified in its charter)

Delaware	37-1532842
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
 (Address of principal executive offices)

1-305-704-3174
 (Issuer  telephone number)

_______________________________________
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01: Other Items

(i)           On December 20, 2010, we received written notice from ONE Bio, Corp. (“ONE Bio”) that it elected to exercise the option we granted to it pursuant the that certain Option Agreement dated April 14, 2010 (the “Option Agreement”), to acquire 100% of the stock of Elevated Throne Overseas Ltd. (“Elevated Throne”), our 100% owned BVI subsidiary and in consideration therefor agreed to (i) convert the $1,700,000 loan One Bio made to Elevated Throne on or about January 19, 2010, into an equity investment in Elevated Throne, (ii) convert the $300,000 loan One Bio made to us on or about September 1, 2009, into a $300,000 equity investment in Elevated Throne, (iii) cancel that certain Convertible Note Purchase Agreement between One Bio  and us dated on or about September 1, 2009, and (iv) cancel that certain 10% Convertible Bridge Loan Note Due September 1, 2010, in the principal amount of $300,000 from us to One Bio.

(ii)           On December 20, 2010, One Bio, as the owner of 92.4% of our outstanding common stock by Majority Shareholder Written Consent in Lieu of a Special Meeting of Stockholders approved, authorized, and ratified the Transaction contemplated by the Option Agreement and the exercise by ONE Bio of the Option as described above retroactive as of April 14, 2010.

(iii)           On February 4, 2011, we filed a preliminary Schedule 14C information statement in connection with the above described action taken by One Bio by Majority Shareholder Written Consent in Lieu of a Special Meeting of Stockholders.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green planet Bioengineering Co., Ltd.

February 4, 2011	/s/ Min Zhao
Min Zhao
Chief Executive Officer and Director